EXECUTION COPY

AMENDMENT NO. 2

Dated as of November 27, 2013

to

CREDIT AGREEMENT

Dated as of June 18, 2012

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of November 27, 2013 by and among Coach, Inc., a Maryland corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of June 18, 2012 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, the “Borrowers”), the Lenders and the Administrative Agent (as amended by Amendment No. 1 dated March 27, 2013 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.        Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)        The definition of “Interest Period” set forth in Section 1.01 of the Credit Agreement is amended to (i) add the phrase “one week or” immediately prior to the phrase “one, two, three” appearing therein and (ii) delete the phrase “nine or twelve months” appearing therein and replace such phrase with “such other period that is twelve months or less”.

(b)        The definition of “Statutory Reserve Rate” set forth in Section 1.01 of the Credit Agreement is amended to (i) delete the phrase “the Financial Services Authority” appearing therein and replace such phrase with “the Financial Conduct Authority, the Prudential Regulation Authority” and (ii) delete the parenthetical “(other than Mandatory Costs)” appearing therein.

(c)        Section 1.01 of the Credit Agreement is amended to (i) delete the definition of “Mandatory Cost” appearing therein and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen and (v) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (z) that is reasonably acceptable to the Administrative Agent and each of the Lenders.

“COF Rate” has the meaning assigned to such term in Section 2.14(a).

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two Business Days prior to the commencement of such Interest period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

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“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London offices of JPMorgan Chase Bank, N.A. and such other banks as may be appointed by the Administrative Agent in consultation with the Company.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

(d)        Section 2.14 of the Credit Agreement is amended to (i) change Section 2.14 to a new Section 2.14(b), (ii) change former clauses 2.14(a) and 2.14(b) to new clauses 2.14(b)(i) and 2.14(b)(ii), respectively, (iii) delete the first instances of the phrase “such Interest Period” appearing in each of clauses (b)(i) and (b)(ii) thereof and replace each such phrase with “a Loan in the applicable currency or for the applicable Interest Period”, (iv) delete the phrase “such Borrowing Request shall be ineffective” appearing in clause (b) thereof and to replace such phrase with “then the LIBO Rate for such Eurocurrency Revolving Borrowing shall be the COF Rate” and (v) add the following as a new Section 2.14(a):

(a) If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the LIBO Rate for such Interest Period for such Eurocurrency Borrowing shall be the Reference Bank Rate; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the cost to each Lender to fund its pro rata share of such Eurocurrency Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion, such rate, the “COF Rate”).

(e)        Schedule 2.02 to the Credit Agreement is deleted in its entirety.

2.        Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 2 Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a)        The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.

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(b)        The Administrative Agent shall have received payment of the Administrative Agent’s fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3.        Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a)        This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b)        As of the date hereof and after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.

4.        Reference to and Effect on the Credit Agreement.

(a)        Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)        The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)        Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)        This Amendment shall be deemed to be a Loan Document.

5.        Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.        Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.        Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

COACH, INC.,
as a Borrower

By:
Name:
Title:

Signature Page to Amendment No. 2 to

Credit Agreement dated as of June 18, 2012

Coach, Inc.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:
Name:
Title:

Signature Page to Amendment No. 2 to

Credit Agreement dated as of June 18, 2012

Coach, Inc.

Name of Lender:

By
Name:
Title:

For any Lender requiring a second signature line:

By
Name:
Title:

Signature Page to Amendment No. 2 to

Credit Agreement dated as of June 18, 2012

Coach, Inc.

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 (the “Amendment”) to the Credit Agreement dated as of June 28, 2012 (as amended by Amendment No. 1 dated March 26, 2013 and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Coach, Inc., the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of November 27, 2013 (the “Consent and Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: November 27, 2013

[Signature Page Follows]

COACH SERVICES, INC. By: _________________________ Name: Title:

Signature Page to Consent and Reaffirmation to
Amendment No. 2 to Credit Agreement dated as of June 28, 2012

Coach, Inc.